EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Premier Bancorp, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-34243) on Form S-4 of Premier Bancorp, Inc., of our report dated February 11, 2002, relating to the consolidated statements of financial condition of Premier Bancorp, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for the years then ended, which report appears in the December 31, 2001 Form 10-KSB of Premier Bancorp, Inc.


/s/ KPMG LLP

March 25, 2002
Philadelphia, Pennsylvania

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CORPORATE INFORMATION

Annual Meeting
     The Annual Meeting of Shareholders of Premier Bancorp, Inc. will be held at The Doylestown Country Club, Green Street, Doylestown, PA on May 9, 2002, at 9:00 a.m.

Transfer Agent
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ  07016
(800) 368-5948

Form 10-KSB
     A copy of Premier Bancorp Inc.'s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, is available, without charge to shareholders, by writing John C. Soffronoff, President and Chief Executive Officer, Premier Bancorp, Inc., 379 North Main Street, Doylestown, Pennsylvania, 18901-0818. The Annual Report and other company reports are filed electronically through the SEC's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which performs automated collection, validation, indexing, acceptance, and forwarding of submissions to the Securities and Exchange Commission and is accessible by the public using the Internet at: http://www.sec.gov/edgarhp.htm.

Directors of Premier Bancorp, Inc. and Premier Bank
Mario Andretti *
Daniel E. Cohen
Clark S. Frame
David C. Frame *
John J. Ginley
Thomas E. Mackell
Barry J. Miles, Sr.
Daniel A. Nesi
Neil W. Norton
Thomas M. O'Mara
Michael J. Perrucci
Brian R. Rich
Ezio U. Rossi
Richard F. Ryon
Gerald Schatz
Bruce E. Sickel
John C. Soffronoff
Irving N. Stein
Thomas P. Stitt
HelenBeth Garofalo Vilcek
John A. Zebrowski
* Director Emeritus

Officers of Premier Bancorp, Inc.
John C. Soffronoff, President and Chief Executive Officer
Bruce E. Sickel, Treasurer, Senior Vice President and Chief Financial Officer John J. Ginley, Secretary, Senior Vice President and Senior Lending Officer

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Executive Management of Premier Bank
John C. Soffronoff, President and Chief Executive Officer
Bruce E. Sickel, Senior Vice President and Chief Financial Officer John J. Ginley, Senior Vice President and Senior Lending Officer

Officers of Premier Bank
Brenda M. Amey, Branch Manager-Bethlehem
Warren F. Beideman, Vice President and Loan Officer - Montgomeryville
Anthony J. Betz, Vice President and Loan Officer - Easton
Andrew Buggel, Assistant Vice President and Loan Officer - Montgomeryville Joanne M. Calibeo, Controller
Nancy L. Crisafulli, Branch Manager - Easton
Frances D'Andrea, Internet Banking Manager
James P. DeBow, Vice President and Loan Officer - Floral Vale
Rose M. DeLaurentis, Vice President and Loan Officer - Floral Vale
Stephen D. Gilligan, Financial Services Manager
Edward A. Grosik, Vice President and Loan Officer - Floral Vale
Suzanne M. Hartshorne, Vice President and Loan Officer - Doylestown
Dolores J. Kleppinger, Operations Controller
Mark A. Mann, Vice President and Loan Officer - Floral Vale
James A. Miller, Vice President and Loan Officer - Floral Vale
Karen D. Moffat, Vice President and Branch Manager - Doylestown
Christopher A. Nardo, Assistant Vice President and Branch Manager - Floral Vale Stephen H. Patterson, Vice President and Loan Officer - Easton
Michele A. Pedersen, Vice President and Loan Officer - Doylestown
Timothy J. Shanahan, Branch Manager- Montgomeryville
Lawrence P. Small, Network Manager
Dale O. Smith, Vice President and Branch Manager - Southampton
Michele A. Thompson, Branch Manager - Bensalem
William M. Wells, Vice President and Loan Officer - Doylestown

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

Office Locations

Main Office                                                   Easton Office
379 North Main Street                                         2201 Northampton Street
Doylestown, PA 18901                                          Easton, PA 18042
(215) 345-5100                                                (610) 258-5100
Karen D. Moffat, Branch Manager                               Nancy L. Crisafulli, Branch Manager
Bette Ann Steinmetz, Assistant Branch Manager                 Deborah A. Carey, Assistant Branch Manager

Bensalem Office                                               Floral Vale Office
2100 Street Road                                              101 Floral Vale Boulevard
Bensalem, PA 19020                                            Yardley, PA  19067
(215) 638-0700                                                (215) 579-6100
Michele A. Thompson, Branch Manager                           Christopher A. Nardo, Branch Manager

Bethlehem Office                                              Montgomeryville Office
1401 Easton Avenue                                            710 Upper State Road
Bethlehem, PA  18018                                          North Wales, PA 19454
(610) 814-0919                                                (215) 412-3400
Brenda M. Amey, Branch Manager                                Timothy J. Shanahan, Branch Manager

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Southampton Office                                            Heritage Towers Office*
Southampton Shopping Center                                   200 Veterans Lane
516 Second Street Pike                                        Doylestown, PA 18901
Southampton, PA 18966                                         (215) 230-6356
(215) 322-5400
Dale O. Smith, Branch Manager
Janet C. Flynn, Assistant Branch Manager


*limited service office
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